                                                                       Exhibit A


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                        LASERMASTER TECHNOLOGIES, INC.



                               ----------------



                        COMMON STOCK PURCHASE AGREEMENT


                               ----------------


                           Dated September 15, 1996

                                    Shares

                                      of

                                 Common Stock

                               ($.01 Par Value)



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

                        LASERMASTER TECHNOLOGIES, INC.
                        COMMON STOCK PURCHASE AGREEMENT


          AGREEMENT, made and entered into as of the 15th day of September, 1996, between LaserMaster Technologies, Inc., a Minnesota corporation (the "Company"), Sihl-Zurich Paper Mill on Sihl AG , a Swiss corporation ("Sihl"), and a business group (the "TimeMasters Group") consisting of TimeMasters, Inc., a Minnesota corporation wholly owned by Melvin L. Masters, Grandchildren's Realty Alternative Management Program I Limited Partnership and Grandchildren's Realty Alternative Management Program I #2 Limited Partnership, Minnesota limited partnerships for which TimeMasters, Inc. serves as general partner. Sihl and the TimeMasters Group are sometimes together referred to herein as the "Investors".

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

     1. AUTHORIZATION OF ISSUE OF SHARES. The Company has authorized (i) the issue and sale of up to 2,694,000 shares of its Common Stock, $.01 par value per share (the "Common Stock") and (ii) the issuance of Warrants to purchase up to 2,694,000 shares of its Common Stock to the Investors.

     2.   SALE AND PURCHASE PRICE.

           (a) Effective on the date hereof (the "Effective Date"), and subject to the terms and conditions herein set forth, Sihl shall purchase from the Company the number of shares (the "Sihl Shares") of Common Stock as is equal to $6 million divided by the purchase price (the "Purchase Price") for such Shares and the TimeMasters Group shall purchase from the Company the number of shares of Common Stock as is equal to $4 million divided by the Purchase Price (the "TimeMasters Shares" and together with the Sihl Shares, the "Shares"). The Purchase Price shall be equal to the last sale price of the Common Stock on the Nasdaq National Market on the date immediately preceding the date hereof; provided, however, that the Purchase Price shall not be more than $4.5375 nor less than $3.7125. Simultaneous with the purchase of Common Stock, the Company shall issue to each such Investor a Warrant in the form of the attached Exhibit A (the "Warrants") dated as of the date of such Closing, and without any additional consideration, to purchase one share of Common Stock (subject to appropriate adjustment in the event of stock splits, stock dividends or other reorganizations) at an exercise price equal to one-hundred and sixty percent (160%) of the Purchase Price for each Share purchased (the "Warrant Shares").

          (b) Simultaneous with execution of this Agreement (i) Sihl shall purchase the Sihl Shares by delivering its promissory note in the form of the attached Exhibit B for $6 million ("Sihl Promissory Note") and the TimeMasters Group shall purchase the TimeMasters Shares by delivering its promissory notes in form of the attached Exhibit C and Exhibit D in the aggregate amount of $4 million (the "TimeMasters Promissory Notes" and together with the Sihl Promissory Note, the "Promissory Notes"), and (ii) the Company shall issue and deliver the Shares and Warrants to the Investors. The Investors shall each simultaneously (i) execute a stock pledge agreement in the form of Exhibit E (the "Stock Pledge Agreement") and (ii) in accordance with the Stock Pledge Agreements, deliver the Shares and Warrants to the Company, with associated stock powers executed in blank. The TimeMasters Group and the Company shall also simultaneously execute the Mortgage and Security Agreement and Fixture Financing Agreement in the form of the attached Exhibit F (the "Mortgage").

     3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to the Investors that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in all material respects as it is now being conducted and as it currently proposes to conduct it in the future. The Company has the requisite corporate power and authority to issue the Shares, the Warrants and the Warrant Shares and to otherwise perform its obligations under this Agreement.

          (b) The copies of the Articles of Incorporation, as amended (the "Articles of Incorporation") and bylaws of the Company which have been delivered to legal counsel for Sihl prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement.

          (c) The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

          (d) The Company has delivered to Sihl and the TimeMasters Group copies of (i) its Form 10-K for the Year Ended June 30, 1995, which includes its audited statements of operations, cash flows, and changes in stockholders' equity for the three years ended June 30, 1995 and its balance sheets as of June 30, 1995 and 1994, (ii) its quarterly reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, which contain its unaudited statements of operations for the quarterly and year to date periods then ended and for the prior year periods, unaudited statements of cash flow for the year to date and prior year comparative periods, and balance sheets as of quarter end, (iii) its 1995 annual report to shareholders, (iv) its proxy statement for its annual meeting held May 23, 1996, and (v) Company's audited financial statements for the year ended June 30, 1996.

          (e) The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable shares and shall be free and clear of all pledges, liens, encumbrances and restrictions, except for the encumbrances created by the Stock Pledge Agreements and restrictions on transfer under applicable securities laws. The Warrants are duly authorized, and when issued pursuant to the terms of this Agreement will be validly granted and outstanding, fully paid and free and clear of all pledges, liens, and encumbrances and restrictions, except for the encumbrances created by the Stock Pledge Agreements and restrictions on transfer under applicable securities laws. The Warrant Shares have been duly authorized and reserved for issuance and, when issued upon exercise of the Warrant, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except for the encumbrances created by the Stock Pledge Agreements and restrictions on transfer under applicable securities laws.

          (f) The authorized capital stock of the Company consists of 35,000,000 shares, 30,000,000 of which are shares of Common Stock, $.01 par value, and 5,000,000 of which are shares of preferred stock, undesignated as to terms and preferences. As of September 1, 1996, 11,458,634 shares of Common Stock were outstanding, 292,951 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants and 3,739,379 shares of Common Stock were reserved for issuance pursuant to the Stock Option Plans. No shares of Preferred Stock are outstanding. Neither the offer nor the issuance or sale of the Shares or the Warrants constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company.

          (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action of the Company, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

          (h) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Article of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

          (i) The Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or, except as contemplated herein, the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

          (j) No person, firm or corporation has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against any Investor or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

     4. REPRESENTATIONS AND WARRANTIES BY THE INVESTORS. Each of the Investors, for itself and not for any other Investor, represents and warrants to the Company that:

          (a) It is purchasing the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution of the Shares in violation of any applicable securities law. Each Investor understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that the reliance of the Company and others upon this exemption is predicated in part upon this representation by the Investors. Each Investor further understands that the Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

          (b) Each Investor understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission. Each Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

          (c) Each Investor is an "accredited investor" for purposes of Regulation D promulgated under the Securities Act and, either alone or with such Investor's representative, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Shares and Warrants and bear the economic consequences thereof. Each Investor has relied upon such Investors' own independent investigation and, to the extent believed appropriate, such Investors' own professional, tax and other advisors, and has not relied upon any representation or warranty from the Company, or any of their respective officers, directors, employees agents, affiliates or representatives, with respect to the value of the Shares. Each of the Investors has evaluated the merits and risks of an investment in the Shares and has determined that such shares are a suitable investment for the Investor in light of such Investor's overall financial condition and prospects. Each of the Investors has been advised, and is aware, that the market prices of shares of stock of publicly traded companies fluctuate and that there can be no assurance as to the future performance of any given securities, including the Shares. Each of the Investors has been furnished with all publicly available information about the Company's assets, operations, and business activities which such Investor has requested and which such Investor considers necessary or relevant to enable such Investor to make a prudent decision about the purchase of the Shares and Warrants.

          (d) The execution, delivery and performance of this Agreement by each Investor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action of each Investor, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by each Investor and constitutes the valid and binding obligation of such Investor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

          (e) The execution, delivery and performance of this Agreement by each Investor and the consummation by such Investor of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of either Investor, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Article of Incorporation or Bylaws of such Investor or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which such Investor is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which such Investor is subject.

          (f) The Investor is not required to submit any notice (other than reports under Section 16(a) or 13D of the Securities Act of 1934), report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Investor in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

          (g) No person, firm or corporation has or will have, as a result of any act or omission by the Investor, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Each Investor will indemnify, defend and hold the Company harmless against any and all liability (including without limitation, reasonable attorneys' fees and expenses) with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement as a result of any act or omission by the Investor.

     5. COVENANTS OF THE COMPANY. So long as the Warrants shall remain outstanding and not fully exercised, the Company covenants and agrees, and solely with respect to section 5(f) Grandchildren's Realty Alternative Management Program I Limited Partnership and Grandchildren's Realty Alternative Management Program I #2 Limited Partnership (collectively "Grampi") covenant and agree as follows:

          (a) The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

          (b) The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with GAAP consistently applied. The Company will employ certified public accountants of recognized national standing selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission. The Company will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the Commission in effect at such time with respect to reports or opinions of accountants (except with regard to the Commission's requirements for accounting for preferred shares as debt rather than equity).

          (c) The Company will deliver to each Investor promptly upon transmission thereof, copies of all reports, notices, financial statements, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to shareholders of the Company or to any national securities exchange, except reports on Form D filed pursuant to Rule 503 under the Securities Act and registration statements relating to employee benefit plans.

          (d) The Company hereby grants to Sihl (but to no other Investor) the right of first refusal to purchase its Pro-Rata Share (as defined below) of all or any part of any New Securities (as defined in this Section 5(d)) that the Company may, from time to time, propose to sell and issue. Sihl's "Pro-Rata Share" shall be the ratio of the number of shares of Common Stock held by Sihl, as of the date of the Rights Notice (as defined below) to the total number of shares of Common Stock outstanding as of such date. The number of shares of Common Stock held by Sihl shall be deemed to include the aggregate of the number of shares of Common Stock held by Sihl (but shall not exceed the number of such shares constituting the Shares purchased by Sihl hereunder, plus any shares issued in any stock splits, stock dividends, recapitalization, reclassification and similar events with respect to such Shares or pursuant to exercise of the right of first refusal pursuant to this Section 5(d)) together with the number of shares of Common Stock issuable upon exercise of the Warrant (as if the Warrant had been exercised in full), and the number of shares of Common Stock outstanding shall be deemed to include the aggregate of (A) all Common Stock outstanding, (B) all Common Stock issuable upon exercise of all outstanding options or warrants to purchase Common Stock and (C) the conversion of all outstanding convertible securities and of all convertible securities issuable upon exercise of outstanding options or warrants to purchase convertible securities. "New Securities" shall mean any Common Stock or preferred shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Common Stock or preferred shares, and securities of any type whatsoever that are, or may become, convertible into said Common Stock or preferred shares; provided, however, that "New Securities" shall not include securities issued in any of the transactions set forth in Schedule
I. If the Company proposes to issue New Securities, it shall give Sihl written notice (the "Rights Notice") of its intention, describing the New Securities, the price, and the general terms upon which the Company proposes to issue them. Sihl shall have ten (10) business days from the date of mailing of the Rights Notice to agree to purchase all or any part of its pro-rata share of such New Securities, for the price and upon the general terms specified in the Rights Notice by giving written notice to the Company setting forth the quantity of New Securities to be purchased. The rights of Sihl under this Section 5(d) shall terminate and be of no further force or effect on and after the date on which its "Pro-Rata Share" (as defined above but without the parenthetical limitation above as to the number of Shares purchased hereunder) is less than ten percent (10%).

          (e) The Company will not repay, or allow its subsidiary LaserMaster Corporation to repay, the indebtedness represented by that certain Promissory Note to TimeMasters, Inc. dated January 17, 1996 (the "January Note") in original principal amount of $1,765,000 until payment in full of the TimeMasters Promissory Notes, except that the Company may, with the agreement of or at the direction of TimeMasters, offset the obligation under the January Note against the TimeMasters Promissory Notes. Sihl shall be deemed to be a third party beneficiary of this subsection (e).

          (f) The Company will, upon the occurrence of an event of default under the Mortgage or the TimeMasters Promissory Note attached hereto as Exhibit D (the "Mortgage Note"), diligently exercise its remedies under the Mortgage in a commercially reasonable manner, including, in the event the mortgagor is not actively proceeding with the sale of the property subject to the Mortgage, commencing foreclosure thereof, and will, in any event, commence foreclosure proceedings within 60 days after any notice of such event of default unless Sihl otherwise agrees in writing that such remedy shall be further delayed. The Company and GRAMPI acknowledge that the agreement of Sihl hereunder, and the timing of the payments of the Sihl Promissory Note, is conditional on the payment of the TimeMasters Promissory Notes. Accordingly, the Company and GRAMPI agree that Sihl may exercise the Company's rights under the Mortgage on behalf of the Company through the receivership described in Section 8(d).

     6.   REGISTRATION.

          (a) Definitions. As used in this Section 6, the following terms have the following meanings:

               (i) "Forms S-1, SB-1, S-2, SB-2 and S-3" shall mean the forms so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such forms, whether or not bearing the same designation.

               (ii) "Holder" shall mean Investor and any holder of Registrable Stock to whom the registration rights granted hereunder have been transferred in accordance with Section 6(j), provided that anyone who acquires any Registrable Stock in a distribution pursuant to a registration statement filed by the Company under the Securities Act shall not thereby be deemed to be a "Holder."

               (iii) "Register", "registered" and "registration" shall refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

               (iv) "Registrable Stock" shall mean the Shares, all shares of Common Stock issued or issuable upon exercise of the Warrants, and in each case held by a Holder, all shares of Common Stock issued by the Company in respect of such shares. Registrable Stock does not include any common stock currently held by the TimeMasters Group (including shares held by Melvin Masters and his affiliates and family members).

          (b)  Required Registration.

               (i) If at any time until two years after the earlier to occur of the full exercise, or the termination, of the Warrants a Holder proposes to dispose of the then Registrable Stock (the "Initiating Holders"), and such disposition may not, in the opinion of such Initiating Holders, be effected in the public marketplace (as opposed to a private transaction under the Securities Act) at equally favorable net terms to the Initiating Holders without registration of such shares under the Securities Act, the Initiating Holders may request the Company in writing to effect such registration, stating the number of shares of Registrable Stock to be disposed of by such Initiating Holders and the intended method of disposition. Upon receipt of such request, the Company will give prompt written notice thereof to all other Holders, whereupon such other Holders shall give written notice to the Company within 20 days after the date of the Company's notice (the "Notice Period") if they propose to dispose of any shares of Registrable Stock pursuant to such registration, stating the number of shares of Registrable Stock to be disposed of by such Holder(s) and the intended method of disposition.

               (ii) The Company will use its best efforts to effect promptly after the Notice Period the registration under the Securities Act of all shares of Registrable Stock specified in the requests of the Initiating Holders, and the requests of the other Holders, subject, however, to the limitations set forth in Section 6(d).

          (c) Registration Procedures. Whenever the Company is required by the provisions of Section 6(b) to use its best efforts to effect promptly the registration of shares of Registrable Stock, the Company will:

               (i) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such shares, but for no longer than ninety (90) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1, SB-1, SB-2 or S-2 and for no longer than one hundred fifty (150) days in the case of a registration statement on Form S-3;

               (iii) furnish to each prospective seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by such seller; and

               (iv) use its best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified.

          (d)  Limitations on Required Registrations.

               (i) The TimeMasters Group (considered together with any Holder that acquires Registrable Stock therefrom and registration rights pursuant to Section 6(j)) shall have the right to require the Company to effect no more than five registrations pursuant to Section 6(b)) and Sihl (considered together with any Holder that acquires Registrable Stock therefrom and registration rights pursuant to Section 6(j)) shall have the right to require the Company to effect no more than five registrations pursuant to
     Section 6(j)).

               (ii) The Company shall not be required to effect a registration pursuant to Section 6(b) more frequently than once every six months.

               (iii) Whenever a requested registration is for an underwritten offering, only shares which are to be included in the underwriting may be included in the registration. Notwithstanding the provisions of Sections 6(b), if the underwriter determines that (A) marketing factors require a limitation of the total number of shares to be underwritten, or (B) the offering price per share would be reduced by the inclusion of the shares of the Company, then the number of shares to be included in the registration and underwriting shall first be allocated among all Holders who indicated to the Company their decision to distribute any of their Registrable Stock through such underwriting, in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Stock owned by such Holders at the time of filing the registration statement, and the remainder, if any, to the Company. No stock excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the Company disapproves of any such underwriting, the Company may elect to withdraw therefrom by written notice to the Initiating Holders and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration.

               (iv) If at the time of any request to register Registrable Stock pursuant to Section 6(b), the Company is engaged, or has fixed plans to engage within 90 days of the time of the request, in a registered public offering as to which the Holders may include such Stock pursuant to Section 6(e) or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once with respect to any request for registration.

          (e) Incidental Registration. If the Company at any time until two years after the earlier to occur of the full exercise, or the termination, of the Warrants proposes to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable), it will each such time give written notice to all Holders of its intention so to do. Upon the written request of a Holder or Holders (stating the number of shares of Registrable Stock to be disposed of by such Holder or Holders and the intended method of disposition) given within 30 days after receipt of any such notice, the Company will use its best efforts to cause all such shares of Registrable Stock intended to be disposed of, the Holders of which shall have requested registration thereof, to be included in such registration, subject, however, to the following limitations:

               (i) If any registration pursuant to Section 6(e) shall be underwritten in whole or in part, the Company may require that the Registrable Stock requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

               (ii) If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Selling Shareholders' Shares originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Selling Shareholders' Shares otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration (based upon the number of shares requested to be included by each such holder), other than holders of shares of Common Stock issued or issuable upon conversion of that certain Promissory Note dated January 17, 1996 between TimeMasters and the Company or pursuant to exercise of that certain Stock Purchase Warrant dated January 17, 1996 between TimeMasters and the Company .

               (iii) If, in connection with a registration initiated at the request of any security holder of the Company pursuant to a demand registration right granted to such security holder (the "Requesting Security Holder"), the Registrable Stock requested for inclusion pursuant to Section 6(e), together with all additional shares of all other shareholders that have requested inclusion of their shares (the Registrable Stock and all of the other shares requested for inclusion are herein together referred to as the "Other Selling Shareholders' Shares") pursuant to the incidental registration rights granted by the Company prior to the date hereof (including permitted transferees and assignees of such incidental registration rights), would reduce the number of shares to be offered by the Requesting Shareholder or interfere with the successful marketing of the shares of stock offered by the Requesting Shareholder, the number of Other Selling Shareholders' Shares otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration (based upon the number of shares requested to be included by each such holder).

               (iv) Those Selling Shareholders' Shares or Other Selling Shareholders' Shares which are excluded from the underwritten public offering pursuant to this Section 6(e) shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

          (f) Rule 144. The registration rights granted under Section 6 shall terminate as to any Holder or permissible transferees or assignees of such rights if such person would be permitted to sell all of the Registrable Stock held by him or it within one three-month period pursuant to Rule 144.

          (g)  Cooperation by Prospective Sellers.

               (i) Each prospective seller of Registrable Stock, and each underwriter designated by each such seller, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the registration statement (and the prospectus included therein).

               (ii) The Holders holding shares included in the registration statement will suspend (until further notice) further sales of such shares after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus or, if the Company reasonably determines that correcting or updating the registration statement or prospectus would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, during the time that such suspension is necessary so that the registration statement and prospectus will meet the requirements of the Securities Act. At the end of the period during which the Company is obligated to keep the registration statement current and effective as described in Section 6(b)(i)(and any extensions thereof required by the preceding sentence), the Holders holding shares included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall (after written request for such notice, describing the information required in the response) notify the Company of the number of shares registered which remain unsold promptly upon receipt of such notice from the Company.

          (h) Expenses of Registration. All expenses incurred in effecting any registration pursuant to this Section 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except (a) that all underwriting discounts and commissions shall be borne by the Holders holding the securities registered pursuant to such registration, pro-rata according to the quantity of their securities so registered; and (b) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6(b) if the registration request is subsequently withdrawn at the request of the Initiating Holder, and not at the request of the Company or because of any other action by the Company, unless the Initiating Holder agrees to forfeit its right to one demand registration pursuant to Section 6(b) (in which case the Company shall bear such expenses).

          (i)  Indemnification.

               (i) To the extent permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holders, each person controlling such Holder, and each underwriter and selling broker of the securities so registered (collectively, "Representatives" and collectively with each such Holder, agent, officer, director or person, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Company by an instrument duly executed by such Indemnitee and stated to be specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Representative, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 6(i) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided, further, that the foregoing shall not relieve the Company from liability for indemnity to an officer or director that furnishes information to the Company in his capacity as an officer or director.

               (ii) To the extent permitted by law, each Holder requesting or joining in a registration and each underwriter of the securities so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made; and will reimburse the Company and each other person indemnified pursuant to this paragraph (ii) for all legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this paragraph (ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of any Representative, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 6(i)(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that the obligations of such Holders shall be limited to an amount equal to the proceeds to each such Holder of the Registrable Stock sold as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct; and provided, further, that the foregoing shall not create right to indemnity from an officer or director that furnishes information to the Company in his capacity as an officer or director.

               (iii) Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided, further, the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6(i), except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (j) Transfer of Registration Rights. One or more of the five demand registration rights granted to each Investor under Section 6(b) may be transferred but only to a transferee who shall acquire not less than 100,000 shares of Registrable Stock (as adjusted for Recapitalization Events) and the registration rights under Section 6(e) may not be transferred separate from the registration rights under section 6(b); provided, however, that the rights under section 6(e) shall apply to all members of the TimeMasters Group who acquire Registrable Stock. Any request for transfer of the Registrable Stock to which a transfer of registration rights pursuant to this Section 6(j) is intended to apply shall be accompanied by notice to the Company of the number of demand registration rights which the transferring party intends that the transferee acquire. Notwithstanding any provision of this Section 6, the registration rights granted to the Holders under this Section 6 may not be assigned to any person or entity which, in the Company's reasonable judgment, is a competitor of the Company.

          (k) Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

     7.   RESTRICTION ON TRANSFER OF SHARES.

          (a) Restrictions. The Shares, the Warrant and the Warrant Shares are only transferable pursuant to (a) an offering registered under the Securities Act, (b) Rule 144 or Rule 144A or other exemption under the Securities Act (or any similar rule then in effect) if such rules are or become available, or (c) and, with respect to the Warrant, the terms of the Warrant, any other legally available means of transfer.

          (b) Legend. Each certificate representing Shares or Warrant Shares shall be endorsed with the following legends:

          "The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to this corporation that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws or (ii) such registration."

     8.   MISCELLANEOUS.

          (a) Waivers Amendments and Approvals. No amendment or waiver of any provision of this Agreement, shall in any event be effective against an Investor unless the same shall be in writing and signed by such Investor and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Changes, Waiver, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing.

          (c) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered if personally delivered, the next business day if sent by overnight courier or when receipt is acknowledged if mailed by first class mail, return receipt requested or if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications will, unless another address is specified in writing, be sent to the address indicated below:

Notices to the Company:                            with a copy to:
-----------------------                            ---------------
LaserMaster Technologies, Inc.               Dorsey & Whitney LLP
7090 Shady Oak Road                          220 South Sixth Street
Eden Prairie, Minnesota 55344                Minneapolis, Minnesota 55402
Attention: General Counsel                   Attention: Thomas O. Martin, Esq.
Telecopy: (612) 941-8687                     Telecopy:  (612) 340-8738

Notices to Sihl:                                   with a copy to:
----------------                                   ---------------
Sihl-Zurich Paper Mill on Sihl AG            Homburger Rechtsanwalte
Giesshubelstrasse 15                         Weinbergstrasse 56/58
CH-8045 Zurich                               GH-8006 Zurich
Switzerland                                  Switzerland
Attention: Mr. Melk M. Lehner, Chairman      Attention: Mr. Ueli Huber
Telecopy: 011-41-1-205-48-35                 Telecopy:011-41-1-265-35-11

                                                     and:
                                                     ----
                                             Oppenheimer Wolff & Donnelly
                                             Plaza VII
                                             45 South Seventh Street,
                                             Suite 3400
                                             Minneapolis, Minnesota 55402-1609
                                             Attention: Steven A. Wellvang, Esq.
                                             Telecopy: (612) 344-9376

Notices to the TimeMasters Group:
---------------------------------
TimeMasters, Inc.
6245 Beach Road
Eden Prairie, MN 55344
Attention: Melvin Masters
Telecopy: (612)     942-8911

       (d) Remedies. The parties agree that, in addition to, but not to the exclusion of any other available remedy, Sihl shall have the right to enforce the provisions of sections 5(d), 5(e) and 5(f) by applying for and obtaining specific performance or temporary and permanent restraining orders or injunctions from a court of competent jurisdiction. In addition, in the event that the Company fails to commence foreclosure proceedings in accordance with
Section 5(d) within 60 days after notice of an event of default, the Company and GRAMPI agree that Sihl shall have the right, without notice and without giving bond and without regard to the solvency or insolvency of the Company or GRAMPI, or waste of the premises or adequacy of the security of the premises, to apply on behalf of the Company for the appointment of a receiver under any statute or law who shall have all the rights, powers and remedies as provided by such statute or law, including without limitation the rights of receiver pursuant to Minn. Stat. Section 576.01, as amended, and who shall from the date of his appointment through any period of redemption existing at law collect the rents, and all other income of any kind; manage the premises so as to prevent waste; and perform the terms, including any rights to foreclosure on behalf of the Company, of the Mortgage, and apply the rents, issues and profits to the payment of the expenses enumerated in Minn. Stat. Section 576.01, Subd. 2 in the priority mentioned therein and to all expenses for maintenance of the premises and to the costs and expenses of the receivership, including attorney's fees, to the repayment of the indebtedness secured by the first mortgage and then of the Mortgage Note and as further provided in any assignment of leases and rents executed by the Mortgagor to the Mortgagee whether contained in this Mortgage or in a separate instrument. GRAMPI does hereby irrevocably consent to such appointment. The Company further agrees that, in the event a receiver is appointed as provided in this subparagraph (d), the Company shall promptly grant such receiver a power of attorney to authorize the receiver and/or its legal counsel to foreclose on the Mortgage on behalf of the Company.

       (e) Survival of Representations and Warranties, Etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Sihl or on their behalf, and the sale and purchase of the Shares and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant to this Agreement (other than legal opinions) or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

       (f) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of the Purchased shares.

       (g) Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

       (h) Choice of Law. The laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

       (i) Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (j) Definition of Purchased Shares. For purposes of this Agreement the term "Purchased Shares" shall refer to and include (a) the Shares, (b) the Warrant Shares, (c) any shares of capital stock of the Company issued with respect to, or in exchange for, any of the foregoing in any corporate recapitalization or corporate restructuring and (d) all shares of the Company's capital stock which Sihl may purchase pursuant to their preemptive rights or rights of first refusal or otherwise.

       (k) Confidentiality. Sihl agrees that it shall not divulge, furnish or make accessible to anyone or use in any way any confidential or secret knowledge or information of the Company which Sihl has acquired or become acquainted with or will acquire or become acquainted with pursuant to the terms of this Agreement, except that Sihl may use such knowledge or information in furtherance of its interests as an investor in the Company. Sihl acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Sihl will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this agreement.

          (l) Entire Agreement. This Agreement and exhibits and schedules referenced herein contain the entire agreement between the parties with respect to the transactions contemplated hereby and thereby, and supersede all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

          (m) Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, however, that, except as otherwise provided herein, Sihl's rights and obligations under this Agreement may only be assigned to any entity under common control of Sihl.

          (n) Severability. In the event any provision of this Agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              Very truly yours,
                              LASERMASTER TECHNOLOGIES, INC.

                              By /s/ Robert Wenzel
                                 --------------------------------
                                 Name:   Robert Wenzel
                                 Title:  Chief Operating Officer

                              SIHL-ZURICH PAPER MILL ON SIHL AG


                              By /s/ Melk M. Lehner
                                 --------------------------------
                                 Its Chairman and CEO
                                 --------------------------------


                              TIMEMASTERS, INC.


                              By /s/ Melvin Masters
                                 --------------------------------
                                 Melvin Masters, Chief Executive Officer

                              Grandchildren's Realty Alternative Management Program I Limited Partnership and
                              Grandchildren's Realty Alternative Management Program I #2 Limited Partnership
                                 By TimeMasters, Inc., their General Partner


                              By /s/ Melvin Masters
                                 --------------------------------
                                 Melvin Masters, Chief Executive Officer

                                                                       EXHIBIT A

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS SECURITY (CONCURRED IN BY COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS.


                                    WARRANT
                                  TO PURCHASE
                            SHARES OF COMMON STOCK
                                      OF
                        LASERMASTER TECHNOLOGIES, INC.


          For value received,______________________________________________, or its successors or assigns ("Investor"), is entitled to subscribe for and purchase from LaserMaster Technologies, Inc., a Minnesota corporation (the "Company"), up to ____________________ (________) fully paid and nonassessable shares of the Company's common stock, $.01 par value per share (the "Common Stock"), or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this Warrant, at the price of seven dollars ($7.00) per share (as the same may be adjusted as herein provided, "the Warrant Exercise Price"), all subject to the adjustments noted below.

          This Warrant may be exercised by Investor at any time or from time to time on or prior to September 15, 2004.

          This Warrant is subject to the following provisions, terms and conditions:

          1. (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company at least twenty (20) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed, if required) at the principal office of the Company and upon payment to it by cash, certified check or bank draft of the purchase price for such shares, or pursuant to the conversion right set forth in section 1(b). The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant has been exercised. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth at the beginning of this Warrant, shall be delivered to the holder within fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new warrant representing the number of shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the holder hereof within such time. No fractional shares shall be issued upon the exercise of this Warrant.

               (b) In lieu of payment of the purchase price in cash, the rights represented by this Warrant may also be exercised, in whole or in part, by written notice of exercise specifying that the Investor wishes to convert any or all of this Warrant into that number of shares of Common Stock as shall be equal to the quotient obtained by dividing (i) the aggregate value of the shares to be received upon conversion of the Warrant (determined by subtracting the aggregate Warrant Exercise Price for the shares to be converted from the aggregate fair market value of such shares) by (ii) the fair market value of one share of Common Stock. For purposes of this Section 1(b), the fair market value of a share of Common Stock shall be determined as follows:

               (i) If the Company's Common Stock is traded on a national securities exchange, then the fair market value of a share of Common Stock shall equal the closing price of the Common Stock on such exchange on the date of the conversion of the Warrant;

               (ii) If the Company's Common Stock is quoted on Nasdaq National or Small Cap. Market, then the fair market value of a share of Common Stock shall equal the average of the closing representative bid and asked prices of the Common Stock as reported on Nasdaq on the date of the conversion of the Warrant; or

               (iii) If the Company's Common Stock is not publicly traded, then the fair market value of a share of Common Stock shall equal the purchase price per share for the most recent sale of at least $100,000 of the Company's equity securities.

          2. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

          3. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this section 3.

          (a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

          (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the holder of this Warrant if it had exercised this Warrant and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

          (c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of section 3(a) or 3(b), but which should result in an adjustment in the Warrant Exercise Price and/or the number of shares subject to this Warrant in order to fairly protect the purchase rights of the holder of this Warrant, an appropriate adjustment in such purchase rights shall be made by the Company.

          (d) Upon each adjustment of the Warrant Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

          (e) Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          4. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

          5. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any shares of the Company's Common Stock issuable or issued upon the exercise of this Warrant of the holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the shares of Common Stock issuable upon the exercise hereof or the intended disposition to be made of shares of Common Stock upon such exercise. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of such counsel, the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof, the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend in substantially the form set forth at the end of this Warrant respecting the foregoing restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

          6. Subject to the provisions of section 5, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed to any person or entity who represents in writing that such person or entity is acquiring the Warrant for investment and without any view to the sale or other distribution thereof. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

          7. Investor shall be entitled, with respect to the shares of Common Stock issued upon exercise of this Warrant, to the registration rights set forth in section 6 of the common stock purchase agreement, dated September 15, 1996, between the Company and Investor, the terms of which are incorporated herein by reference.

          8. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by a duly authorized officer as of the 15th day of September, 1996.

                                 LASERMASTER TECHNOLOGIES, INC



                                 By
                                   --------------------------------------
                                   Robert Wenzel, Chief Operating Officer

                             FORM OF SUBSCRIPTION
                             --------------------

         (To be signed only upon exercise (or conversion) of Warrant)

          The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,______________ of the shares of Common Stock of LaserMaster Technologies, Inc., to which such Warrant relates and herewith makes payment of $___________ therefor in cash or by check, or elects to exercise the conversion right provided for in such Warrant with respect to ________ shares of the Common Stock subject thereto. The undersigned further requests that the certificates for such shares be issued in the name of and be delivered to __________________, whose address is _________________________________.


Dated: ____________________



                                 -----------------------------------------------
                                 (Signature must conform to name of holder as specified on the fact of this Warrant)


                                 -----------------------------------------------
                                                  (Street Address)


                                 -----------------------------------------------
                                  (City)             (State)          (Zip Code)

                          FORM OF WARRANT ASSIGNMENT
                          --------------------------

                 (To be signed only upon transfer of Warrant)


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________ the purchaser the right represented by the foregoing Warrant to purchase the shares of Common Stock of LaserMaster Technologies, Inc. to which such Warrant relates and appoints
_____________________________ attorney to transfer such purchase right on the books of ________________________ maintained for such purpose, with full power of substitution in the premises.



Dated:
       ------------------

                                 ---------------------------------------------
                                 (Signature must conform to name of holder as specified on the fact of this Warrant)


                                 ---------------------------------------------
                                                  (Street Address)


                                 ---------------------------------------------
                                 (City)              (State)        (Zip Code)

                                                                       EXHIBIT B

                             SIHL PROMISSORY NOTE
                             --------------------


$6,000,000                                                Minneapolis, Minnesota
                                                              September 15, 1996


          FOR VALUE RECEIVED, Sihl-Zurich Paper Mill on Sihl AG , a Swiss corporation ("Maker") hereby promises to pay LaserMaster Technologies, Inc. ("Payee"), at 7090 Shady Oak Road, Eden Prairie, Minnesota, or such other place as may be specified in writing by Payee, the principal sum of Six Million Dollars ($6,000,000). The principal amount of this promissory note shall be payable in two installments. A first installment of Three Million, Eight Hundred Thousand Dollars ($3,800,000) of the principal amount (the "First Installment") shall be due and payable on September 18, 1996. The second installment of Two Million, Two Hundred Thousand Dollars ($2,200,000) of such principal amount (the "Second Installment") shall be due and payable on the date that the promissory note of TimeMasters, Inc. in $1,800,000 principal amount, and of Grandchildren's Realty Alternative Management Program I Limited Partnership and Grandchildren's Realty Alternative Management Program II Limited Partnership in $2,200,000 principal amount to Payee dated as of the date hereof (the "TimeMasters Promissory Notes"), are paid in full.

          Maker shall have the right to prepay all or any part of this promissory note at any time without penalty or premium.

          Upon the occurrence of an event of default, Payee may, at Payee's option, declare the unpaid principal amount of this promissory note immediately due and payable. The following shall constitute events of default for purposes of this promissory note:

          (a) Failure by Maker to make timely payments of any installment of principal; or

          (b) There shall have been filed or commenced against Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of Maker's property or for the winding-up or liquidation of Maker's affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or

          (c) Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or of any substantial part of Maker's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing; or

          (d) Default by Maker in the performance by Maker of any of its material covenants or commitments under a common Stock Purchase Agreement or a Stock Pledge Agreement dated of even date herewith, between Maker and Payee.

          This promissory note is secured by a security interest granted to Payee by Maker in shares of Common Stock and warrants to purchase Common Stock of Maker that are held by Payee pursuant to that certain Stock Pledge Agreement dated of even date herewith between Payee and Maker.

          Except as set forth below, Payee shall have all available rights at law or in equity to collect all amounts due and payable under this promissory note. Notwithstanding the foregoing, Payee's rights with respect to collection of the Second Installment under this promissory note shall be "Nonrecourse" (as hereafter defined) and shall be limited to the collateral (the "Collateral") pledged pursuant to the Stock Pledge Agreement if, and at all times that either
(a) before December 19, 1996, the TimeMasters Promissory Notes have not been paid in full, or (b) after December 19, 1996, the TimeMasters Promissory Notes have not been paid in full, and Maker has elected by written notice to Payee not to exercise its right to enforce the covenant set forth in Section 5(f) of the Common Stock Purchase Agreement of even date herewith, or (c) after October 15, 1996, there shall have been filed or commenced against Payee, or Payee shall have commenced, a voluntary or involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Payee or for any substantial part of Payee's property or for the winding-up or liquidation of Payee's affairs and such action or proceeding, which involuntary action or proceeding is not dismissed within thirty (30) days, or (d) Payee shall have otherwise defaulted in the performance of a material covenant or commitment in the Stock Purchase Agreement. For such purposes, "Nonrecourse" shall mean (i) that neither Maker, nor its assigns, successors, transferees, nor any other person, party or entity shall be personally liable for the payment or performance of the Second Installment of this promissory note, (ii) that such payment shall be obtained only by resort to the Collateral, and (iii) that Payee expressly waives any right to sue Maker, or any other party, for the performance of any of the agreements with respect to the Second Installment, including any right to a deficiency judgment in the event of foreclosure or sale of the Collateral.

          Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest, and in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

          This promissory note shall be governed by the laws of the state of Minnesota.

          IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.

                                    SIHL-ZURICH PAPER MILL ON SIHL AG



                                    By
                                      -------------------------------
                                      Its
                                         ----------------------------

                                                                       EXHIBIT C

                          TIMEMASTERS PROMISSORY NOTE
                          ---------------------------


$2,200,000                                                Minneapolis, Minnesota
                                                              September 15, 1996


          FOR VALUE RECEIVED, Grandchildren's Realty Alternative Management Program I Limited Partnership and Grandchildren's Realty Alternative Management Program I #2 Limited Partnership ("Makers") hereby jointly and severally promise to pay to the order of LaserMaster Technologies, Inc. ("Company"), at 7090 Shady Oak Road, Eden Prairie, Minnesota, or such other place as may be specified in writing by Company, the principal sum of Two Million Two Hundred Thousand Dollars ($2,200,000). The principal amount of this promissory note shall be payable in one lump sum on the earlier of the date of the receipt of proceeds from sale of property subject to the Mortgage (as defined below) or October 15, 1996. If this promissory note is not paid in full on such date, the outstanding principal balance shall bear simple interest on and after October 15, 1996, at an annual rate equal to 1.75 percentage points above the prime rate publicly announced by Norwest Bank, Minneapolis, Minnesota ("Bank") as its Prime Rate ("Prime Rate"). Any change in the interest rate shall be effective at the beginning of the first business day of the Bank following each change in the Prime Rate.

          Makers shall have the right to prepay all or any part of this promissory note at any time without penalty or premium.

          Upon the occurrence of an event of default, Company may, at Company's option, declare the unpaid principal amount of this promissory note immediately due and payable. The following shall constitute events of default for purposes of this promissory note:

          (a) Failure by Makers to make timely payments of any installment of principal and interest; or

          (b) There shall have been filed or commenced against either Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of either Maker or for any substantial part of either Maker's property or for the winding-up or liquidation of either Maker's affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or

          (c) Either Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of either Maker or of any substantial part of either Maker's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing; or

          (d) Default by either Maker in the performance by such Maker of any of its material covenants or commitments under a common Stock Purchase Agreement or a Stock Pledge Agreement dated of even date herewith, between Makers and Company.

          This promissory note is secured by a security interest granted to Company by Makers in shares of Common Stock and warrants to purchase Common Stock of Makers that are held by Company pursuant to that certain Stock Pledge Agreement dated of even date herewith between Company and Makers and by a mortgage on certain real property pursuant to a Mortgage and Security Agreement and Fixture Financing Agreement, dated the date hereof (the "Mortgage").

          Each Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest, and in the event of default hereunder, each Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

          This promissory note shall be governed by the laws of the state of Minnesota.

          IN WITNESS WHEREOF, each Maker has executed this promissory note as of the date first above written.

                                  GRANDCHILDREN'S REALTY
                                  ALTERNATIVE MANAGEMENT PROGRAM I
                                  LIMITED PARTNERSHIP
                                    by TimeMasters, Inc., its General Partner


                                  By
                                     ---------------------------------------
                                     Melvin Masters, Chief Executive Officer


                                  GRANDCHILDREN'S REALTY
                                  ALTERNATIVE MANAGEMENT PROGRAM I
                                  #2 LIMITED PARTNERSHIP
                                    by TimeMasters, Inc., its General Partner


                                  By
                                     ---------------------------------------
                                     Melvin Masters, Chief Executive Officer

                                                                       EXHIBIT D

                          TIMEMASTERS PROMISSORY NOTE
                          ---------------------------


$1,800,000                                                Minneapolis, Minnesota
                                                              September 15, 1996


          FOR VALUE RECEIVED, TimeMasters, Inc. ("Maker") hereby promises to pay to the order of LaserMaster Technologies, Inc. ("Company"), at 7090 Shady Oak Road, Eden Prairie, Minnesota, or such other place as may be specified in writing by Company, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000). The principal amount of this promissory note shall be payable in one lump sum on the earlier of the date of receipt of proceeds from sale of property subject to the Mortgage (as defined below) or October 15, 1996. If this promissory note is not paid in full on such date, the outstanding principal balance shall bear simple interest on and after October 15, 1996, at an annual rate equal to 1.75 percentage points above the prime rate publicly announced by Norwest Bank, Minneapolis, Minnesota ("Bank") as its Prime Rate ("Prime Rate"). Any change in the interest rate shall be effective at the beginning of the first business day of the Bank following each change in the Prime Rate.. This promissory note is delivered together with an additional promissory note from Grandchildren's Realty Alternative Management Program I Limited Partnership and Grandchildren's Realty Alternative Management Program I #2 Limited Partnership to Company in original principal amount of $2,200,000 (the "Mortgage Note") which is secured by a mortgage on certain real property pursuant to a Mortgage and Security Agreement and Fixture Financing Agreement of even date herewith (the "Mortgage").

          Maker shall have the right to prepay all or any part of this promissory note at any time without penalty or premium. Maker may pay all, or any portion, of this promissory note at any time by tendering and assigning to the Company as payment a like amount of indebtedness under that certain Promissory Note (the "January Note") dated January 17, 1996, by LaserMaster Corporation, a wholly owned subsidiary of the Company ("LaserMaster") as maker, and Maker as payee, in original principal amount of $1,765,000. For such purposes, the January Note shall be valued at the amount of its principal balance plus any accrued but unpaid interest thereon.

          Upon the occurrence of an event of default, Company may, at Company's option, declare the unpaid principal amount of this promissory note immediately due and payable. The following shall constitute events of default for purposes of this promissory note:

          (a) Failure by Maker to make timely payments of any installment of principal and interest; or

          (b) There shall have been filed or commenced against Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of Maker's property or for the winding-up or liquidation of Maker's affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or

          (c) Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official)
              of Maker or of any substantial part of Maker's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing; or

          (d) Default by Maker in the performance by Maker of any of its material covenants or commitments under a common Stock Purchase Agreement or a Stock Pledge Agreement dated of even date herewith, between Maker and Company.

          This promissory note is secured by a security interest granted to Company by Maker in shares of Common Stock and warrants to purchase Common Stock (the "Pledged Securities") of Maker that are held by Company pursuant to that certain Stock Pledge Agreement dated of even date herewith between Company and Maker. In the event of a default hereunder and if (i) the foreclosure proceedings under the Mortgage have been completed (including expiration of all applicable cure periods) without payment in full of this promissory note, or
(ii) the Mortgage Note has been paid in full, then the Company may collect sums due hereunder by offsetting the same against the obligations of LaserMaster under the January Note. In the event the Company determines to exercise such right of offset, Maker agrees to surrender such January Note, and to execute such documents as are necessary to release the collateral securing such January Note, upon notice from the Company after a default hereunder and of the Company's election to offset LaserMaster's obligations under the January Note against Maker's obligations hereunder, and payment by Company to Maker, or by Maker to Company, as the case may be, of the difference between the principal balance and any accrued interest under the January Note and the principal and any accrued interest under this promissory note. In the event of any such offset, this promissory note shall be deemed paid in full and Company shall release the Pledged Securities to Maker in accordance with the Stock Pledge Agreement.

          Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest, and in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

          This promissory note shall be governed by the laws of the state of Minnesota.

          IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.

                                    TimeMasters, Inc.


                                    By
                                      ------------------------------------------
                                      Melvin Masters, Chief Executive Officer

                                                                       EXHIBIT E


                            STOCK PLEDGE AGREEMENT
                            ----------------------


          AGREEMENT, made this 15th day of September, 1996, by and between __________________________________ ("Pledgor"), and LaserMaster Technologies,
Inc. , a Minnesota corporation ("Company").

          WHEREAS, Pledgor and Company have entered into that certain stock purchase agreement, dated the date hereof, pursuant to which Pledgor agreed to purchase from Company, and Company agreed to sell to Pledgor, ______________ (______) shares of Company's common stock and warrants to purchase ______________ (______) shares of Company's common stock (the "Pledged Securities"); and

          WHEREAS, Pledgor has delivered to Company a promissory note (the "Promissory Note") in payment of the purchase price for the Pledged Securities; and

          WHEREAS, Company has required that Pledgor grant to Company, and Pledgor is willing to grant to Company, a security interest in the Pledged Securities as security for the payment by Pledgor of its obligations under the Promissory Note.

          NOW THEREFORE, in consideration of the premises, the respective covenants of Company and Pledgor set forth below and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor and Company agree as follows:

          1.   Pledge of Stock.

          1.1 Pledge. As security for the prompt payment of any amount at any time due, whether or not by acceleration, to Company from Pledgor pursuant to the Promissory Note, Pledgor hereby grants a security interest to Company in the Pledged Securities.

          1.2 Delivery. Immediately upon execution of this agreement, Pledgor will deliver to Company the certificates representing all of the Pledged Securities, which certificates shall be endorsed in blank or with executed stock powers attached.

          2.   Rights and Benefits of Pledged Securities.

          2.1 General. Except as provided in section 2.2, Company shall receive and hold the Pledged Securities and any property (including without limitation monies or securities) distributed or issued with respect to the Pledged Securities, whether as a dividend, in partial or complete liquidation, pursuant to a merger or reorganization plan or otherwise. Pledgor shall cause any securities distributed or issued with respect to the Pledged Securities to be assigned and transferred to Company and delivered to Company in the manner provided in section 1.2, and such securities shall be subject to the terms and conditions of this agreement.

          2.2 Voting. Unless and until a default is declared by Company pursuant to section 5, Pledgor shall be entitled to vote the Pledged Securities. From and after an event of default, all rights of the Pledgor to vote the Pledged Securities shall be suspended and the Pledgor does hereby grant to the Board of Directors of the Company, its irrevocable proxy to vote the Pledged Securities, or to refrain from voting the same, in their discretion.

          2.3 Assignment, Etc. Except as provided or specifically permitted herein, Pledgor shall not pledge, sell, assign, transfer or otherwise dispose of the Pledged Securities without the prior written approval of Company.

          3.   Legend.

          The certificates representing the Pledged Securities shall bear an endorsement in substantially the following form:

          "The shares of stock represented by this certificate are pledged under, and are subject to the terms and conditions of a Stock Pledge Agreement, dated September , 1996, between the issuer and the registered owner of this certificate as security for the performance of the registered owner's obligations under a promissory note to the issuer. Such shares cannot be sold, assigned, transferred, pledged or disposed of except as provided in such Stock Pledge Agreement."

          4.   Appointment of Company as Attorney-in-Fact.

          Pledgor hereby appoints and constitutes Company as Pledgor's true and lawful attorney-in-fact and with full power of substitution in the premises to execute such assignments and/or endorsements of the Pledged Securities as may be necessary to effect the rights and remedies which Company has under this agreement in the event of a default under this agreement.

          5.   Event of Default.

          Any default in payment when due under the Promissory Note constitutes a default under this agreement.

          Upon the occurrence of an event of default, [ and provided that the Company has completed foreclosure of the Mortgage securing the Promissory Note and applicable periods of redemption have expired] Company shall have the option to declare this agreement in default and thereupon Company is authorized to exercise and shall have, in addition to the rights and remedies provided in this agreement and all other applicable rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the state of Minnesota and any other applicable laws. In particular, and without limitation, Company is authorized at its option and without further notice or demand, to cause the Pledged Securities to be transferred of record to Company or its agent or nominee and shall be entitled to exercise all rights of ownership in respect to the Pledged Securities and all property received with respect to the Pledged Securities. Company shall also have the right to hold and vote the Pledged Securities and, at its option and upon twenty (20) days' notice in writing to Pledgor of such default, shall have the right to sell and transfer the Pledged Securities and the property received with respect to the Pledged Securities or any portion thereof at any public or private sale, including private placement based upon investment representations, and for cash or such other consideration as Company shall, in its sole discretion, determine to be reasonable, and Pledgor shall have no right or equity of redemption in connection with any such sale; provided, however, that during such twenty (20) day period Pledgor shall have the right to cure any default by paying all obligations under the Promissory Note, together with all expenses incurred by Company including, without limitation, reasonable attorneys' fees and expenses in obtaining, holding and preparing for sale the Pledged Securities and the property received with respect to the Pledged Securities and in arranging for the sale. After deducting the expenses of such sale, including reasonable attorneys' fees, the proceeds therefrom shall be applied to the payment of Pledgor's obligations under the Promissory Note and the surplus, if any, shall be paid to Pledgor.

          6.   Release of Collateral.

          At such time as the Promissory Note has been paid in part or in full, and on the date or dates of such payment, whether by action of Pledgor or by collection thereof after default through foreclosure (other than a foreclosure of the pledge of the Pledged Securities) or otherwise, Company shall deliver to Pledgor the amount of the Pledged Securities that represents the original amount of such Pledged Securities held hereunder multiplied by the ratio of the principal amount of such payment divided by the total original principal amount of the Promissory Note, and Pledgor shall thereafter be discharged from any and all obligations under this agreement with respect to the Pledged Securities so delivered.

          7.   Delay; Waiver.

          All rights and remedies of Company under this agreement are cumulative and are in addition to, but not in limitation of, any rights or remedies which it may have under applicable law. No delay on the part of Company in the exercise of any right or remedy under this agreement shall operate as a waiver thereof, and no single or partial exercise by Company of any right or remedy under this agreement shall preclude other or further exercise thereof or the exercise of any other right or remedy. No waiver by Company of any right or remedy under this agreement shall be deemed to be or construed as a further or continuing waiver of such right or remedy or as a waiver of any other right or remedy.

          8.   Cooperation.

          Upon the execution of this agreement and at any time or from time to time thereafter, Pledgor and Company agree to cooperate in carrying out the terms of this agreement, including the execution and delivery of such further instruments and documents as may be reasonably requested in order to more effectively carry out the terms and conditions of this agreement.

          9.   Miscellaneous.

          This agreement shall be binding upon, and inure to the benefit of and be enforceable by Pledgor and Company and their respective successors and assigns, but this agreement shall not be assignable without written permission of the other party. The section headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this agreement. This agreement shall be governed by, and, construed and enforced in accordance with, the laws of the state of ______________Minnesota.

          IN WITNESS WHEREOF, Pledgor and Company have executed this agreement as of the date set forth in the first paragraph.

                                    LASERMASTER TECHNOLOGIES, INC.



                                    By
                                      ------------------------------------------
                                        Robert Wenzel, Chief Operating Officer


                                    --------------------------------------------
                                                       ["Pledgor"]

                                  Schedule I

          The following securities shall be excluded form the definition of "New Securities": (i) securities issuable upon the exercise of any rights, options or warrants outstanding as of the date hereof or upon conversion of or with respect to any convertible securities outstanding on the date hereof or to be outstanding to Marubeni International Electronics Corporation in satisfaction of trade debt; (ii) securities issued in connection with acquisition of another corporation, business entity or line of business of another business entity by the Company by merger, purchase of substantially all of the assets, or other reorganization as a result of which the Company owns not less than a majority of the voting power of such corporation, business entity or line of business; (iii) securities issued pursuant to stock purchase, stock option or stock ownership plans or similar stock-based or related plans or other compensation arrangement which have been adopted or in the future may be adopted by the Company for its employees, consultants and directors; (iv) shares of the Company's Common Stock or preferred shares issued in connection with any stock split, stock dividends, recapitalization, reclassification and similar events; (v) securities issued to General Electric Capital Corporation in consideration of the investment of $2 million in the equity securities of the Company on substantially the same terms as the purchase by Sihl hereunder; (vi) securities issued in settlement of litigation; or (vii) securities issued to Nichimen in connection with an investment in the Company and a product specific distribution agreement.

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